Exhibit 99.1

Windstream announces exchange offer for 7 percent

Senior Notes due 2019

Release Date: April 6, 2007

LITTLE ROCK, Ark. – Windstream Corporation (NYSE: WIN) today announced an exchange offer for its outstanding 7 percent Senior Notes due 2019. These notes were originally issued Feb. 27, 2007, in a private offering in an aggregate principal amount of $500,000,000. Holders of these notes may exchange them for an equal principal amount of a new issue of 7 percent Senior Notes due 2019 pursuant to an effective registration statement on Form S-4 filed with the Securities and Exchange Commission. Terms of the new notes are substantially identical to those of the original notes, except that the transfer restrictions, registration rights and special interest provisions relating to the original notes do not apply to the new notes.

The exchange offer will expire at 5 p.m., New York City time, on May 9, 2007, unless extended. Tenders of the original notes must be made before the exchange offer expires and may be withdrawn at any time before the exchange offer expires.

Documents describing the terms of the exchange offer, including the prospectus and transmittal materials for making tenders, can be obtained from the exchange agent, U.S. Bank National Association, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attn: Specialty Finance Group, telephone (800) 934-6802.

This news release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of Windstream. The exchange offer is being made only pursuant to the exchange offer documents, including the prospectus and the letter of transmittal that are being distributed to holders of the original notes and have been filed with the Securities and Exchange Commission.

About Windstream

Windstream Corporation provides voice, broadband and entertainment services to customers in 16 states. The company has approximately 3.2 million access lines and about $3.2 billion in annual revenues. For more information, visit www.windstream.com.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes in communications technology; the risks associated with the separation of the publishing business; failure to realize expected benefits as a result of the transactions described above; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the availability and cost of financing in the corporate debt markets; the effects of work stoppages; the effects of litigation, including any litigation with respect to the above-referenced transactions; and the effects of federal and state legislation, rules and regulations governing the communications industry. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

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Investor Relations Contact:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

Media Relations Contact:

David Avery, 501-748-5876

David.avery@windstream.com